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                                                                    EXHIBIT 10.1


                          HCA - THE HEALTHCARE COMPANY
                     2001 PERFORMANCE EQUITY INCENTIVE PLAN

Purpose and Administration of the Plan

The Performance Equity Incentive Plan ("Plan") has been established to encourage outstanding performance of employees who are in a position to make substantial contributions to the success of the Company. This plan is governed by the HCA - The Healthcare Company 2000 Equity Incentive Plan.

Participation

Eligibility to participate in the Plan shall be extended generally to all full time regular/corporate payroll Director and above with at least three months employment in the fiscal year ("Participants") subject to approval by the CEO of HCA. For a Participant added during the Fiscal Year, the consideration shall be determined pursuant to the Plan and prorated. Proration may also apply to employees who transfer to a position eligible for a different incentive target.

Incentive Calculation and Payment

Plan payments for Participants are based on a combination of financial/non financial measurements (see chart below). As soon as practical, after the Fiscal Year, when the financial results of the Company are known, the appropriate senior officer will review and recommend plan payments. The Committee may make adjustments to performance targets deemed necessary to avoid unwarranted penalties or windfalls. Such adjustments will recognize uncontrollable outside factors and will be kept to a minimum. Payments shall be made as soon as practicable, after the annual audit report has been issued, but in no event later than three months after the Fiscal Year. Payments will be in the form of restricted stock that will vest at 50% per year over the following two years. This Plan is not a "qualified" plan for tax purposes, and any payments are subject to tax withholding requirements.

Plan Measurements

                                                              SWB/AA, CASH FLOW,
                      EPS (CORP) OR                              AR/BAD DEBT,              SATISFACTION
                          EBITDA        DEPARTMENT        SUPPLY EXP/AA, MED RECORDS       CORP - CLIENT      INDIVIDUAL
                       (HOSPITALS)        BUDGET*        UNBILLED, EBITDA, EE TURNOVER     OPS - PATIENT    SPECIFIC GOALS
                       -----------        -------        -----------------------------     -------------    --------------
      COVERED
      OFFICERS**          100%
     CORPORATE             25%              25%                                                 10%              40%
     HOSPITALS/            50%                                        20%                       15%              15%
     DIVISIONS

 *Other financial measures may be substituted for either department budget or both department budget and EPS as approved by the company CEO.
**Covered Officers will be measured on EBITDA.

                        NET            BAD DEBT /       TOTAL COST PER              AR DAYS V.          INDIVIDUAL
                     REVENUE/AA       CHARITY EXP    REGISTRATION V. BUDGET           BUDGET              SPECIFIC
                                       V. BUDGET                                                           GOALS
                     ----------       -----------    ----------------------         -----------         ------------
     RSC O'S              20%              20%                20%                       20%                 20%


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Termination of Participant

In the event a payment is due pursuant to the Plan and a Participant's employment with the Company is terminated prior to the payment by reason of retirement, total and permanent disability or death, such Participant (or estate in the event of death) shall receive a pro rata payment. A Participant who is otherwise voluntarily or involuntarily separated prior to the payment of any Incentive Compensation shall cease to be a Participant and shall not have earned any right to receive any payments pursuant to the Plan. In addition, a Participant will forfeit all unvested shares at the time of separation.


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